As filed with the Securities and Exchange Commission on
                        October 24, 2001

                                             Registration No. 33-

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                   FORM S-8 REGISTRATION STATEMENT
                                Under
                      The Securities Act of 1933

                    HEARTLAND FINANCIAL USA, INC.
        (Exact name of Registrant as specified in its charter)

                            Delaware
 (State or other jurisdiction of incorporation or organization)

                           42-1405748
               I.R.S. Employer Identification No.

                       1398 Central Avenue
                       Dubuque, Iowa 52004
            (Address of principal executive offices)

           HEARTLAND FINANCIAL USA, INC. 2001 DIRECTOR
                 SHORT TERM STOCK INCENTIVE PLAN
                    (Full title of the plan)

                         John K. Schmidt
                    Executive Vice President
                  Heartland Financial USA, Inc.
                       1398 Central Avenue
                      Dubuque, Iowa  52004
             (Name and address of agent for service)

                         (563) 589-2100
  (Telephone number, including area code, of agent for service)

                         With copies to:
                     John E. Freechack, Esq.
                    Robert M. Fleetwood, Esq.
        Barack Ferrazzano Kirschbaum Perlman & Nagelberg
               333 West Wacker Drive, Suite 2700
                    Chicago, Illinois  60606
                         (312) 984-3100

                CALCULATION OF REGISTRATION FEE

                            Proposed     Proposed   Amount of
Title of                    Maximum      Maximum    Registration
Securities     Amount       Offering     Aggregate  Fee (3)
to be          to be        Price per    Offering
Registered     Registered   Share (3)    Price(2)(3)
              (1)(2)

Common Stock,
$1.00          150,000
Par Value      shares       $13.15       $1,972,500 $493.13

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Heartland Financial USA, Inc. 2001 Director Short Term Stock Incentive Plan.

(2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

(3) Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the High and low prices for the Registrant's common stock as reported on October 22, 2001.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part
I of Form S-8 will be sent or given to participants in the Heartland Financial USA, Inc. 2001 Director Short Term Stock
Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the
"Commission") under the Securities Act of 1933, as amended (the
"Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.   Incorporation of Certain Documents by Reference.

     The following documents previously or concurrently filed by Heartland Financial USA, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration
Statement:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

          (b)  All other reports filed pursuant to Section
          13(a) or 15(d) of the Securities Exchange Act of
          1934, as amended (the "Exchange Act"),since the end of the last fiscal year; and

          (c)  The description of the Company's Common
          Stock set forth on pages 108-112 of Amendment
          No. 1 to the Company's Registration Statement on
          Form S-4, filed with the Commission on May 4,
          1994, is hereby incorporated by reference, together with all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     In accordance with the Delaware General Corporation Law,
Articles IX and X of the Company's Certificate of Incorporation provides as follows:

     ARTICLE IX: Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise, shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article IX shall apply to or have any effect on the rights of any individual referred to in this Article IX for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

     ARTICLE X: To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

     Article VIII of the Company's Bylaws further provides as follows:

     Section 8.1 DIRECTORS AND OFFICERS. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

     (c)  To the extent that any person referred to in paragraphs
(a) and (b) of this Section 8.1 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) of this Section 8.1 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and
(b) of this Section 8.1. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as provided in this Section 8.1. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by or granted pursuant to this Section 8.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this
Section 8.1.

     (h) For purposes of this Section 8.1, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section 8.1.

     (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 8.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (j) Unless otherwise determined by the board of directors, references in this section to "the corporation" shall not include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     Section 8.2 EMPLOYEES AND AGENTS. The board of directors may, by resolution, extend the indemnification provisions of the foregoing Section 8.1 to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The Company also carries Directors' and Officers' liability insurance in the amount of $5.0 million.


Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

     See the Exhibit Index following the signature page inhis
Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include: (i) any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act and incorporated by reference into the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements of filing on Form S-8 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunder duly authorized, in the City of Dubuque, State of Iowa, on October 24, 2001.

                              HEARTLAND FINANCIAL USA, INC.


                              By:  /s/ Lynn B. Fuller
                                   ----------------------------
                                   Lynn B. Fuller
                                   Principal Executive Officer


                              By:  /s/ John K. Schmidt
                                   ----------------------------
                                   John K. Schmidt
                                   Executive Vice President
                                   and Principal Accounting
                                   and Operating Officer

                              HEARTLAND FINANCIAL USA, INC. 2001
                              DIRECTOR SHORT TERM STOCK INCENTIVE
                              PLAN

                              By:  HEARTLAND FINANCIAL USA, INC.

                                   By: /s/ Lynn B. Fuller
                                       ------------------------
                                       Lynn B. Fuller

                        POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Lynn B. Fuller and John K. Schmidt, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on October 24, 2001.

     Signature                       Title

/s/ Lynn B. Fuller            President, Chief Executive Officer,
Lynn B. Fuller                Chairman and Directors


/s/ John K. Schmidt
John K. Schmidt               Executive Vice President, Chief
                              Financial Officer and Director

/s/ James F. Conlan           Director
James F. Conlan


/s/ Mark C. Falb              Director
Mark C. Falb

/s/ Gregory R. Miller         Director
Gregory R. Miller

/s/ Robert Woodward           Director
Robert Woodward

                 HEARTLAND FINANCIAL USA, INC.

                         EXHIBIT INDEX
                               TO
                FORM S-8 REGISTRATION STATEMENT


                                   Incorporated
                                    Herein by
Filed
Exhibit No.    Description         Reference to        Herewith

 4.1       Certificate of       Exhibit 3.1 to the
           Incorporation of     Company's Form S-4
           Heartland Financial  for the fiscal year
           USA, Inc.            ended December 31, 1993

 4.2       Bylaws of Heartland  Exhibit 3.1 to the
           Financial USA, Inc.  Company's Form S-4
                                for the fiscal year
                                ended December 31, 1993

 5.1       Opinion of Barack                                X
           Ferrazzano Kirschbaum
           Perlman & Nagelberg

10.1       Heartland Financial                              X
           USA, Inc. 2001 Director
           Short Term Stock
           Incentive Plan

23.1       Consent of KPMG LLP                              X

23.2       Consent of Barack                        Included in
           Ferrazzano Kirschbaum                    Exhibit 5.1
           Perlman & Nagelberg

24.1       Power of Attorney                        Included on
                                                    the
                                                    Signature
                                                    Page to this
                                                    Registration
                                                    Statement